                                                                   EXHIBIT 23.2





                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Chesapeake Energy Corporation on Form S-8 (Nos. 33-84256, 33-84258, 33-89282, 33-88196, 333-27525 and 333-07255) and Form S-3 (Nos. 333-04027 and 333-12533)
of our report dated September 20, 1995 which is included in this Annual Report on Form 10-K.



/s/ PRICE WATERHOUSE LLP

    PRICE WATERHOUSE LLP



Houston, Texas
October 9, 1997